United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

GLUCOTRACK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41141	98-0668934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Rte 17 North, Suite 800 Rutherford, NJ	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-842-7715

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2024, Glucotrack, Inc. (the “Company”) entered into note and warrant purchase agreements (the “Purchase Agreement”) with certain investors (the “Investors”), providing for the private placement of unsecured promissory notes in the aggregate principal amount of $100,000 (the “Notes”) and warrants (the “Warrants”) to purchase up to an aggregate of 300,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The closing of the private placement (the “Closing”) occurred on July 1, 2024.

The Notes bear simple interest at the rate of three percent (3%) per annum and are due and payable in cash on the earlier of: (a) twelve (12) months from the date of the Note; or (b) the date the Company raises third-party equity capital in an amount equal to or in excess of $1,000,000 (the “Maturity Date”). The Company may prepay the Notes at any time prior to the Maturity Date without penalty. If an event of default occurs, the then-outstanding principal amount of the Notes plus any unpaid accrued interest will accelerate and become immediately payable in cash.

Each Warrant has an exercise price of $4.95 per share. The Warrants are immediately exercisable and have a five-year term.

The Purchase Agreement contains customary representations, warranties and agreements by the Company.

The foregoing description of the Purchase Agreement, Note, and Warrants, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, Note, and Warrants, forms of which are filed as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

The Notes and the Warrants issued pursuant to the Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Investors. Accordingly, the securities issued in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Note and Warrant Purchase Agreement
10.2	Form of Promissory Note
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glucotrack, Inc.

Date: July 1, 2024	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer